Exhibit 1.1

                                AGENCY AGREEMENT

                                                                 March ___, 1999

IPO Capital Corp.
Suite 3210
666 Burrard Street
Vancouver, British Columbia  V6C 2X8
Canada

     iQ Power Technology Inc., is a Canadian corporation (the "Company") with its principal executive offices located at Suite 708-A, 1111 West Hastings Street, Vancouver, British Columbia V6E 2J3. The Company's principal subsidiary is iQ Battery Research & Development GmbH ("iQ Battery").

     The Company proposes to offer for sale on a "best effort basis" a minimum of 3,000,000 and a maximum of 5,500,000 Common Shares (collectively the "Shares," each a "Share"). The Shares are being offered at a subscription price of US$1.00 per Share (the "Offering Price") to the public (the "Offering"). The Offering includes the Syndicated Offering defined below.

     The Offering is described in a Prospectus dated ____________,1999, which Prospectus is part of a Registration Statement on Form SB-1 (File Number
333-68649) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") on December 10, 1998(as amended from time to time, the "Registration Statement"). Such Prospectus may be amended or supplemented from time to time as contemplated by this Agreement. As utilized herein, the term Prospectus shall mean the Prospectus as it may be amended or supplemented from time to time.

     The Offering will be made on a best-efforts basis to the general public as described in the Prospectus. While the Company shall have the right to reject individual subscriptions in the Offering in its discretion, the Company shall also reject individual subscriptions at the request of the Agent based upon valid legal or regulatory criteria.

     The Shares will be offered and sold to the general public by you as the Agent and, the Selling Group referred to in Section 1 of this Agreement, upon receipt of NASD Approval. In addition, the Shares will be offered and sold directly by the Company. It is presently contemplated that, if the Shares are to be offered by the Selling Group in the United States, you, as Agent (as hereinafter defined), will apply to the National Association of Securities Dealers, Inc. ("NASD"), for approval of the terms of your compensation, as described herein ("NASD Approval"). It is understood that, if the Shares are to be offered by the Selling Group in the United States, your participation in the Offering will not commence unless and until you are in receipt of NASD Approval.

     All capitalized terms not otherwise defined herein shall have the same meanings as those ascribed to such terms in the Prospectus.

SECTION 1. Appointment of IPO Capital Corp. as Agent: Compensation to the Agent.

     (a) Subject to the terms and conditions herein set forth, the Company hereby appoints IPO Capital Corp. ("Agent" or "you"), as its sole agent to consult with and advise the Company and to solicit subscriptions for (other than subscriptions sold directly by the Company) Shares on behalf of the Company, in connection with the Company's offering of the Shares in the Offering. On the basis of the representations, warranties, covenants and agreements set forth herein, Agent accepts such appointment and agrees to consult with and advise the Company and to use its best efforts to solicit subscriptions for Shares in accordance with this Agreement; provided, however, that Agent shall not be obligated to sell any minimum number of Shares or to take any action not in accordance with all applicable laws, regulations, decisions or orders. The appointment of Agent hereunder shall terminate upon (a) the sale of the maximum number of Shares in the Offering, (b) the Withdrawal





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



Date (as  hereinafter  defined),  or (c) termination by Agent in accordance with
Section 13 hereof. In addition, Agent may, in its sole discretion, offer selling group participation in the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investment dealers who may or may not be offered part of the commissions hereunder and may form a syndicate of NASD member firms (such syndicate herein collectively called "Selling Group" or "Selected Dealers"), to participate in the solicitation of offers in the United States to buy the Shares under a Selected Dealers Agreement ("Syndicated Offering"). The Agent will transmit to the Company executed Subscription Agreements substantially in the form attached hereto as Exhibit "A" on each Closing Date for the Offering. The Offering is subject to a minimum subscription (the "Minimum Subscription") of 3,000,000 Shares. All funds received by the Agent for subscription will be held in trust by the Agent until the Minimum Subscription has been attained. Notwithstanding any other term of this Agreement, all subscription funds received by the Agent will be returned to the subscribers if the Minimum Subscription is not attained by April 10, 1999.

     (b) In addition to the reimbursement of the expenses specified in Sections 7, 8 and 9 hereof, assuming the consummation of the Offering, the Company will pay to the Agent, the following compensation for its services hereunder:

     (i) in the case of sales of Shares by the Agent and Selling Group, the Company shall pay to the Agent ten percent (10%) of the aggregate dollar amount of the Shares sold by members of the Selling Group (which may include Agent);

     (ii) to issue to the Agent options entitling the Agent to purchase that number of previously unissued shares of the Company as is equal to ten percent (10%) of the number of Shares sold under the Offering for a period of two years from the effective date of the Registration Statement, which right may be exercised at any time up to the close of business two years from the effective date of the Registration Statement. The exercise price for such options shall be the Offering Price of the Shares during the first year and 150% of the Offering Price of the Shares during the second year of the term of the options. The terms of the options will include, among other things, provisions for the appropriate adjustment in the class, number and price of the shares to be issued under the Agent's options upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Company; and

     (iii) to pay the Agent a corporate finance fee (the "Corporate Finance Fee") in the amount of US$50,000, payable, at the Agent's discretion, either in cash or in Shares of the Company at a deemed price equal to the Offering Price per Share, or any combination thereof.

     (c) If the Offering is (A) terminated by the Company after the Prospectus is first distributed and no shares are issued hereunder; (B) not consummated by April 10, 1999; or (C) if this Agreement is terminated by the Agent in accordance with Section 13(a)(i), (ii) or (iii)hereof, Agent shall not be entitled to the compensation set forth in subsection(b)(i) or (ii) above, but shall be entitled to receive reimbursement for expenses specified in Sections 7, 8 and 9 hereof.

     (d) The fees specified in subsection (b) of this Section 1 shall be payable in immediately available funds on each Closing Date for the Offering.

     (e) The Company agrees to reimburse the Agent for its out-of-pocket costs and expenses, in the amounts specified in Section 7 hereof, and for all costs and expenses specified in Sections 8 and 9 hereof, promptly upon receiving invoices for such costs and expenses. Such costs and expenses shall be paid whether the Offering is consummated or not as further described in Section 7.

     (f) The Company acknowledges that it has retained the Agent in connection with the Offering and that, in such capacity, only personnel employed by the Agent and such other personnel as are assigned for the specific purposes contemplated by this Agreement to be performed by the Agent will be involved in providing the services described herein.

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SECTION 2. Closing: Release of Funds and Delivery of Certification.

     If all conditions precedent to the consummation of the Offering are satisfied, the Company agrees to issue with respect to Shares sold in the Offering as of the first Closing Date and thereafter until the sale of the maximum number of Shares and to release for delivery or deliver certificates for the Shares on each Closing Date (each such date being a "Certificate Delivery Date") against payment thereof to the Company by release of funds from the Agent. No funds shall be released to the Company or withdrawn until the conditions specified in Section 10 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made at the Closing Date, at 10:00 a.m., EST, on a business day and at a place selected by the Agent, which date and place are acceptable to the Company on at least two business days prior notice to the Company; such business day shall not be more than five (5) business days after the Termination Date, or such other time or place as shall be agreed upon by the Agent and the Company. Certificates for Shares shall be delivered directly to the purchasers in accordance with their respective Subscription Agreement. The hour and date upon which the Company shall release for delivery or deliver the Shares sold, receive the funds due to Company from the Agent and pay the compensation due to Agent hereunder, according to the terms hereof (the "Closing") with respect to the Offering are referred to herein as the "Closing Date." After the first Closing Date, each subsequent Closing shall be at such times and dates as the Company and the Agent may determine. In any event, funds received by the Agent for which the Company does not accept a Subscription Agreement shall also be promptly returned to the subscriber. For purposes of this Agreement, the term "Termination Date" shall mean April 10, 1999 unless the Offering is extended by the Company to a date no later than , 1999 by written notice delivered to Agent by the Company.

SECTION 3. Offering.

     The Shares are to be offered in the Offering at the Offering Price.

SECTION 4. Representations and Warranties.

     The Company represents and warrants to the Agent and agrees as follows:

     (a) The Registration Statement does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements and/or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Prospectus.

     (b) The accountants who certify the financial statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

     (c) Each "significant subsidiary" of the Company(as such term is defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or of leasing of property or the conduct of business; and, except as described in the Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries was issued in violation of any preemptive or similar rights operating by operation of law, or under the charter or bylaws of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The only subsidiary of the Company is iQ Battery.

     (d) The financial statements of the Company and iQ Battery, audited and unaudited, if any, included in the Prospectus present fairly the financial position of the Company at the dates indicated and the results of its operations for the periods specified; and such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis for the periods presented. The financial, statistical and proforma information and related notes included in the Prospectus are accurate and present fairly the information therein on a basis consistent with the financial statements of the Company and iQ Battery included in the Prospectus.

     (e) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein: (i) on the date hereof there has not been, and of the Closing Date there will not be, any material adverse change in the condition, earnings, business affairs or business prospects of the Company or iQ Battery, financial or otherwise, whether or not arising in the ordinary course of business, and (ii) on the date hereof there has not been, and as of the Closing Date there will not be, any material transactions entered into by the Company or iQ Battery.

     (f) As of the date of the Prospectus and the Closing Date: (i) the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of Canada with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus;
(ii) the Company is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary, and (iii) the Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business.

     (g) The authorized capital stock of the Company consists of _____Common Shares. As of the date of the Prospectus there were 16,179,425 Common Shares issued and outstanding. The Shares have been duly and validly authorized for issuance and, when issued and delivered by the Company against payment of the consideration therefor, the Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of any voting restrictions, trading restrictions other than _____, security interest, pledge, lien, encumbrance, claim or equity other than created by the purchase thereof; the issuance of the Shares will not be in violation of any pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Company's articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it is bound; and the terms and provisions of the Shares conform and will conform in all material respects to the description thereof contained in the Prospectus.

     (h) As of the date of the Prospectus and the Closing Date, neither the Company nor iQ Battery is in violation of any material law, rule, regulation or order (including laws, rules, regulations and orders pertaining to the offer and sale of securities), or in violation of its articles of incorporation or by laws, or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default does not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company or iQ Battery; nor will the consummation of any of the transactions described in the Prospectus, nor the execution and delivery of this Agreement or the consummation of the transactions herein contemplated, conflict with or constitute a violation of the articles of incorporation or bylaws of the Company or iQ Battery, or any law, rule, regulation or order applicable to the Company, or result in a default under any material contract, lease or other instrument to which the Company or iQ Battery is a party, except where such conflict or violation would not have a material adverse effect on the condition, financial or otherwise, of the business, operations or income of the Company or iQ Battery.

     (i) As of the Closing Date and the date of the Prospectus, the Company and iQ Battery each has good and marketable title in fee simple to all items of real property, and good and marketable title to all personal property and assets which are material to its business and are described in the Prospectus as owned by it as of such dates, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or do not affect the value of such property and do not interfere in any material respect with the business of the Company or iQ Battery and all agreements by which the Company holds an interest in a property, business or asset are in good standing according to their terms.

     (j) As of the date of the Prospectus and the Closing Date, the Company and iQ Battery are each conducting its business so as to comply in all material respects with all applicable statutes and regulations, and there is no suit or proceedings, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best of the knowledge of the Company, threatened, which might affect the performance of this Agreement or the consummation of the transactions herein contemplated or described in the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or iQ Battery, or which would materially affect any of their properties or assets.

     (k) Any certificate signed by the President and the Secretary of the Company and delivered to the Agent or its counsel that refers to this Agreement and any certificate signed by said officers of the Company and delivered to the Agent or its counsel shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     (l) The Company has not granted or authorized nor made prior arrangements to grant or authorize any options, warrants or rights to purchase the Company's capital stock other than as described in the Prospectus.

     (m) This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to the extent that rights to indemnity hereunder may be limited under applicable laws.

     (n) Each lease of real property (together with any improvements thereon) and personal property to which the Company or iQ Battery is a party has been duly authorized, executed and delivered, and is the legal, valid and binding agreement of the Company or iQ Battery, as the case may be, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

     (o) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale of the Shares.

     (p) Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental body or agency, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be described in the Prospectus, or which might reasonably be expected to have a material adverse effect on the financial condition, results of operations, properties, or conduct of business of the Company or any subsidiary (a "Material Adverse Effect").

     (q) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or filed as exhibits thereto which have not been so described and filed as required.

     (r) The Company and each subsidiary has filed all tax returns on or before the date such returns are required to be filed or has filed for an extension as permitted by applicable law, and has paid all taxes due on or before the date due.

     (s) No relationship, direct or indirect, exists between the Company, on one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.





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


     (t) Except as described in the Registration Statement and Prospectus, there are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (u) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective business and as is customary for companies engaged in similar businesses.

     (v) Upon their issuance, the Agent's option, any Shares issued on exercise of the Agent's option and any Shares issued in payment of the Corporate Finance Fee will be validly created, issued and outstanding, fully paid and non-assessable shares of the Company, free and clear of all voting restrictions, trading restrictions other than _____, liens, charges, or encumbrances of any kind whatsoever.

     (w) All of the material transactions of the Company have been promptly and properly recorded or filed in or with the books or records of the Company and the minute books of the Company contain all records of the meetings and proceedings of the Company's directors, shareholders and other committees, if any, since its incorporation.

     (x) There are no material liabilities of the Company, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Company's Financial Statements except those incurred in the ordinary course of business of the Company since _____ which are recorded in the books and records of the Company; and

     (y) No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.

SECTION 5. Representations and Warranties of the Agent.

     The Agent represents and warrants to, and covenants with, the Company as follows:

     (a) IPO is registered, to the extent registration is required, with the appropriate governmental agency in each jurisdiction in which the Agent intends to offer or sell the Shares and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the Offering.

     (b) To the knowledge of the Agent, no action or proceeding is pending against the Agent or any of its officers or directors concerning the Agent's activities as a broker or dealer that would materially adversely affect the Company's offering of the Shares.

     (c) The Agent, in connection with the offer and sale of the Shares and in the performance of its duties and obligations under this Agreement, agrees to comply with all applicable laws of the jurisdictions in which the Shares are offered and sold, and will not, in connection with its efforts hereunder to sell the Shares, make any representation or give any information other than as contained in the Prospectus or in any marketing materials prepared by the Company with the assistance of Agent, which materials must be approved for use by Agent.

     (d) The Agent is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia. The Agent has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

     (e) This Agreement has been duly authorized, executed and delivered by the Agent and is a valid agreement on the part of the Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

     (f) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or bylaws of the Agent or any indenture, agreement or other instrument to which the Agent is a party or violate any order directed to the Agent of any court or any provincial or federal or state regulatory body or administrative agency having jurisdiction over the Agent or its affiliates.

     (g) The Agent knows of no person who rendered any services in connection with the introduction of the Company to the Agent who will be entitled to receive from the Agent or from the Company any finder's fees or similar payments.

     (h) The Agent agrees that it will not offer or sell the Agent's options or Shares issuable upon exercise of the Agent's option or in satisfaction of the Corporate Finance Fee except (i) pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, (ii) en exemption from such registration is available, or (iii) the Shares are offered and sold outside the United States in accordance with Regulation S under the Act, if available.

SECTION 6. Covenants of the Company.

     The Company hereby covenants with you as follows:

     (a) In the United States, the Company will only offer the Shares in the states of New York and California and any other states mutually agreeable to the Company and the Agent. The Company will to the extent required, use its best efforts to have the Offering approved in those states; and will notify you (i) of the receipt of any comments from the SEC or any other regulatory authority with respect to the Offering or any other matter referred to in the Registration Statement, (ii) of any request by the SEC or any other regulatory authority for any amendment or supplement to the Registration Statement, the Blue Sky Materials (as hereinafter defined) or for additional information, (iii) of the issuance by the SEC or any other regulatory authority of any order or other action suspending the Offering or the use of the Prospectus or any other filing of the Company under applicable state law or the threat of any such action, and
(iv) of the issuance by the SEC or any regulatory authority of any stop order suspending the use of the Prospectus or of the initiation or threat of initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the SEC or any regulatory authority of any such order, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time. The Company shall file with the state securities authorities of the states listed above, to the extent necessary, appropriate registration materials in order to comply with the laws of such states applicable to the sale of the Shares ("Blue Sky Materials").

     (b) The Company will give you notice of its intention to amend or file any amendment or supplement to the Prospectus which differs from the Prospectus most recently filed with the SEC and will not amend or file any such amendment or supplement to the Prospectus to which you shall reasonably object.

     (c) The Company has or will deliver to you and to your counsel at least one
(1) conformed copy of the Registration Statement and the Blue Sky Materials, as originally filed, and each amendment thereto or correspondence in connection therewith.

     (d) The Company will furnish to you, from time to time, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the respective applicable rules and regulations of the NASD.

     (e) As of the effective date of the Registration Statement and continuing through each Closing Date, the Company will comply, at its own expense, with all requirements imposed upon it by the SEC, state securities regulators and by any other applicable regulatory authority, so far as necessary to permit the continuance of sales or dealing in Common Shares during such period in accordance with the provisions hereto and the Prospectus, provided, however, that the Company may, in its sole discretion, withdraw from selling Shares in any state listed in (a) above after prior written notice to and consultation with Agent.

     (f) If any event relating to or affecting the Company shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to each of Company's counsel and your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a prospective purchaser or a purchaser, not misleading. For the purpose of this subsection (f), the Company will furnish to you such information with respect to itself as you may from time to time reasonably request; provided, however, that any information which is of a confidential or proprietary nature shall not be delivered to any third party other than your legal counsel or accountants in connection with the Offering, or as otherwise required by law.

     (g) During the period of eighteen (18) months from the last Closing Date, the Company will furnish to you as soon as practicable after the end of each fiscal year, but not later than one hundred and twenty (120) days after the end of such fiscal year, a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its subsidiaries, if any, as of the end of and for such year, audited by independent public accountants.

     (h) During the period of eighteen (18) months from the Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year, but not later than one hundred and twenty (120) days after the end of such fiscal year, an annual report including a consolidated balance sheet and statements of consolidated income, shareholder's equity and cash flows of the Company and its subsidiaries, if any, as of the end of and for such year, audited by independent public accountants.

     (i) During the period of eighteen (18) months from the Closing Date , the Company will furnish to you as soon as available, a copy of each report of the Company furnished generally to shareholders of the Company or, to the extent required, filed with the SEC, or any national securities exchange or system on which any class of securities of the Company may be listed or quoted.

     (j) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption, "Use of Proceeds".

     (k) Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares and will not publish any writing which constitutes an offer or prospectus.

     (l) The Company will use all reasonable efforts to comply with such requirements as may be necessary for brokerage firms to make an active market for the Common Shares.

     (m) The Company shall not be deemed to have accepted any subscription offer accompanied by a check or comparable instrument until final payment has been made on such check or instrument and the Company accepts the subscription by executing the Subscription Agreement.

     (n) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11 of the 1933 Act.

     (o) The Company further covenants with the Agent that unless this Agreement is terminated by the Agent, neither the Company nor iQ Battery shall solicit or accept any offer for debt or equity financing not approved by the Agent until the earlier of July 31, 1999 and four months from the date of the Company's Form 8-A is filed with the SEC.

     (p) In the  event  of a  breach  of  paragraph  6(o) by the  Company  or iQ
Battery, the Company will immediately pay to Agent a fee in the amount of US$200,000.

     (q) The Company will reserve or set aside sufficient Common Shares in its treasury to issue the Shares to be issued in the Offering, all shares which may be issued on exercise of the Agent's option and, in the event that the Agent elects to receive any portion of the Corporate Finance Fee in Shares, the Shares in payment of the Corporate Finance Fee.

     (r) The Company covenants not to place a U.S. securities law restrictive legend on the certificates representing the Agent's options or any Shares issued on exercise thereof or in satisfaction of the Corporate Finance Fee.

     (s) The Company will use its best efforts to have its Registration Statement on Form 8-A be declared effective by the SEC and have its Common Shares listed on the OTC Bulletin Board.

     (t) If, after the Registration Statement is first filed with the SEC but before the conclusion of the distribution of all the Shares under the Registration Statement, a material change (as defined in the Securities Act (British Columbia)) occurs in the affairs of the Company, the Company will:

          (i) notify the Agent immediately, in writing, with full particulars of the change;

          (ii) file with the SEC as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Registration Statement in a form acceptable to the Agent disclosing the material change; and

          (iii) provide as many copies of that amendment to the Agent as the Agent may reasonably request.



SECTION 7. Payment of Expenses.

     The Company agrees to pay to the Agent on the earlier of the Closing and the termination of this Agreement all expenses in connection with the Offering and otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the following: (i) the preparation, issuance and delivery of certificates for the Shares to the subscribers in the Offering, (ii) the fees and disbursements of the Company's legal counsel and accountants, (iii) the filing fees, if any, incurred in connection with the qualification of the Shares under all applicable securities or Blue Sky laws, (iv) the printing and delivery to you, in such quantities as you shall reasonably request, of copies of the Prospectus and all other documents in connection with the Offering and this Agreement, (v) the cost of preparing and printing marketing materials, advertising expenses and expenses relating to meetings with prospective subscribers, (vi) the cost of printing all stock certificates and all other documents related to the Offering, and the fees and charges of any transfer agent, registrar and other similar agents, if any,
(vii) documented out-of-pocket expenses incurred by you in connection with the Offering and this Agreement, and (viii) fees, disbursements and other expenses of your counsel, in addition to amounts specified in clause (iii)above. The Company authorizes the Agent to deduct its expenses in connection with the Offering from the proceeds of the Offering, except expenses for which an account has not yet been rendered to the Company

SECTION 8. Indemnification.

     (a) The Company agrees to indemnify and hold harmless you, your officers, directors, agents, employees and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under all applicable federal and state laws or otherwise, and to reimburse you and such persons for any expenses (including reasonable fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement contained in the Registration Statement (or any amendment or supplement thereto), or any Blue Sky application or other instrument executed by the Company or based upon written information supplied by the Company filed in any state or jurisdiction to qualify any or all of the Shares under the securities laws thereof (collectively the "Blue Sky Application"), or (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) arise from or are based upon any Prospectus or any other documentation distributed in connection with the offering and this Agreement or any oral representation made by the Company to an investor or potential investor in connection with the Offering, or (iv) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or omission exists (except information and statements referring solely to the Agent) including, without limitation, an order that trading in or distribution of the Shares is to cease, or (v) resulting from the failure by the Company to file an amendment to the Registration Statement, or (vi) resulting from the breach by the Company of any of the terms of this Agreement, or (vii) resulting from any representation or warranty made by the Company herein not being true or ceasing to be true, or (viii) if the Company fails to issue and deliver the certificates for the Shares in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Shares does not take place, or (ix) if, following the completion of a sale of any of the Shares, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agent.; provided, however, that the Company shall not be liable in any such case to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in, or material omission or alleged material omission from, the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished in writing to the Company by you regarding you expressly for use in the Prospectus or if you fail to deliver a Prospectus that corrects a deficient disclosure if such corrected Prospectus was made available to you on a timely basis. The Company agrees that the only information furnished by you for use in the Prospectus is set forth on the cover page of the Prospectus and under section entitled "Plan of Distribution" in the Prospectus.

     (b) You agree to indemnify and hold harmless the Company, its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act against all losses, claims, damages or liabilities, joint or several, to which they, or any or them, may become subject under all applicable federal and state laws or otherwise, and to reimburse the Company and such persons for any expenses(including reasonable fees and disbursements of counsel) incurred by them, in connection with investigating, preparing or defending any actions, to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or based upon the omission or alleged omission to state in the Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this
Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged omitted material fact was contained in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you regarding you expressly for use in the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party. Each indemnified party, as a condition of the indemnity agreements contained in Sections 8(a) and 8(b) shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of you or your officers, directors or controlling persons, or by or on behalf of the Company or any officers, directors or controlling persons of the Company, (ii) delivery of and payment for the Shares, or (iii) any termination of this Agreement.

SECTION 9. Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses) incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, (but after deducting any contribution received by the Company from persons other than you, who may also be liable for contribution) to which the Company may be subject in such proportion so that you are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company shall be responsible for the balance. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other hand shall be deemed to be in the same proportion as total net proceeds from the sale of Shares (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to written information supplied by the Company on the one hand or you on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, you shall not be required to contribute any amount in excess of the amount by which the aggregate price of Shares sold by the Agent in the Offering exceeds the amount of any damages which you would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of any fraudulent misrepresentation (within the meaning of section11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company under this Section 9 and under Section 8 shall be in addition to any liability which the Company may otherwise have. For purposes of this Section 9, each of your officers and directors and each person, if any, who controls you within the meaning of the 1933 Act shall have the same rights to contribution as you and each person, if any, who controls the Company within the meaning of the 1933 Act, and each officer and director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may besought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

SECTION 10. Conditions to Closing.

     Unless otherwise agreed upon by you and the Company, the consummation of this Offering is subject to the condition that all representations and warranties and other statements of the Company herein are, as applicable, at and as of the commencement of the Offering or as of each Closing Date, true and correct in all material respects, the condition that the Company shall have performed in all material respects all its obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) The Registration Statement shall have been declared effective and no stop order suspending the use of the Prospectus shall have been issued under any applicable law or proceedings thereof initiated or threatened by any regulatory authority, and no order or other action suspending the consummation of the transactions described in the Prospectus shall have been issued or proceeding therefor initiated or threatened by the SEC or any other regulatory authority.

     (b) On each Closing Date you shall have received:

     (1) The opinion addressed to you, as of the Closing Date, from counsel for the Company, in form and substance satisfactory to your counsel, including opinions to the effect that:

     (i) The Company and iQ Battery have been duly incorporated and is validly existing and in good standing under the laws of Canada.

     (ii) The Company has the corporate power and authority to conduct its business and to own, lease and operate its properties as described in the Prospectus and as otherwise contemplated.

     (iii) All Shares offered pursuant to the Offering or to be issued upon exercise of the Agent's option or in payment of the Corporate Finance Fee have been duly and validly authorized for issuance, and when issued, sold and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, the Shares will be duly and validly issued and fully paid and nonassessable.

     (iv) The Agent's option has been duly and validly created and authorized for issuance;

     (v) All of the capital stock of the Company to be issued and outstanding immediately following the conclusion of the Offering has been duly authorized and, upon payment of consideration therefor in accordance with the description set forth in the Prospectus, will be validly issued, fully paid, and nonassessable.

     (vi) This Agreement, and each lease of real property of the Company or iQ Battery described in the Prospectus, if any, has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, to general principles of equity and to the extent that rights to indemnity thereunder may be limited under applicable laws.

     (vii) No stop order suspending the use of the Prospectus has been issued or, to the best of such counsel's knowledge, proceedings therefor initiated or threatened by any regulatory authority respecting the issuance of the Shares.

     (viii) No further approval, registration, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the transactions described in the Prospectus.

     (ix) In the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with officers and representatives of the Company, with the Company's independent public accountants, at which conferences the content of the Registration Statement and the Prospectus were discussed and at which conferences we made inquiries of such officers, representatives and accountants, and, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that either the Registration Statement or any amendment thereto, as of the date the Registration Statement or such amendment is or was declared effective, and as of the Closing Date, or the Prospectus as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we do not express any belief with respect to the financial statements, and the notes and schedules related thereto and other financial information or statistical data included in the Registration Statement, any amendment thereto, or the Prospectus). Without limiting the generality of the foregoing, we assume no responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement or Prospectus, other than statements insofar as they relate to legal matters under the captions "Description of Capital Stock" and "Shares Available for Future Sale."

     (x) The information in the Prospectus under the captions: "Description of Capital Stock," and "Securities Eligible for Future Sale," to the extent such information purports to summarize provisions of law or summarizes legal conclusions, are accurate summaries in all material respects.

     (xi) The terms and provisions of the Shares conform to the description thereof contained in the Prospectus, and the form of certificate to be used to evidence the Shares is in due and proper form.

     (xii) There are no pending or, to the best of counsel's knowledge, threatened legal or governmental proceedings which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending or, to the best of counsel's knowledge, threatened legal and governmental proceedings to which the Company is a party are described in the Prospectus other than ordinary routine litigation incidental to the business of the Company which are, considered in the aggregate, not material.

     (xiii) To the best of such counsel's knowledge after reasonable inquiry, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Company required to be described or referred to in the Registration Statement or to be included as exhibits thereto other than those described or referred to therein or included exhibits thereto, the descriptions thereof or references thereto are correct in all material respects.

     (xiv) The Company and iQ Battery have all material licenses, permits and other governmental authorizations currently required for the conduct of its business as described in the Prospectus, all such licenses, permits and other governmental authorization are or will be in full force and effect, and the Company is in all material respects in compliance therewith.

     (xv) Neither the Company or iQ Battery is in violation of its articles of incorporation or bylaws, or to the best of such counsel's knowledge, in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party other than loans it makes in the ordinary course of business or by which it or its properties may be bound; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or iQ Battery pursuant to its articles of incorporation, or, to the best of such counsel's knowledge, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or iQ Battery is a party or by which it may be bound or any applicable law, regulation or order.

     In rendering the foregoing opinions, counsel may rely, as to factual matters, on certificates of officers of the Company and on certificates of appropriate public officials. In addition, any opinion given by the Company's United States counsel may be limited to the laws of the United States of America.

     (c) At each Closing Date, you shall receive a joint certificate of the Chief Executive Officer, and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that (i) since the respective dates as of when information was given in the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions relating to the Offering and this Agreement on its part to be performed or satisfied at or prior to the applicable Closing Date, (iv) no stop order suspending the use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened and, (v) no order suspending the Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened.

     (d) An opinion of the auditor of the Company, dated as of the date of the Registration Statement and addressed to you and your counsel, relating to the accuracy of the financial statements forming part of the Registration Statement and the accuracy of the financial, numerical and certain other information disclosed in the Registration Statement.

     (e) At each Closing Date your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the Offering, this Agreement and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and your counsel.

     (f) Neither the Company nor iQ Battery shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and since the respective dates as of which information is given in the Prospectus, there shall not have been any change or any development involving a prospective change in, or affecting the general affairs, management, financial position, shareholders' equity or results to operations of the Company or iQ Battery, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described above, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     (g) Subscriptions for at least 3,000,000 Shares (and payment therefor) shall have been received by the Agent and accepted by the Company.

     (h) The Company shall have completed all necessary steps such that its Common Shares are eligible for quotation on the NASD over-the-counter Bulletin Board.

     If any of the conditions specified in this section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of your obligations hereunder may be cancelled by you by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 7, 8, and 9 hereof.

SECTION 11. Garnishing Orders

     (a) If at any time, up to and including the final date of payment for the Shares, the Agent receives a garnishing order or other form of attachment purporting to attach or garnish a part of all of the sale price of the Shares, the Agent will be free to pay the amount purportedly attached or garnished into court.

     (b) Any payment by the Agent into court contemplated by this Agreement will be deemed to have been received by the Company as payment by the Agent against the sale price of the Shares to the extent of the amount paid, and the Company will be bound to issue and deliver the Securities proportionately to the amount paid by the Agent.

     (c) The Agent will not be bound to ascertain the validity of any garnishing order or attachment, or whether in fact it attaches any monies held by the Agent, and the Agent will be free to act with impunity in replying to any garnishing order or attachment.

     (e) The Company will release, indemnify and save harmless the Agent in respect of all damages, costs, expenses or liability arising from any acts of the Agent under this Article.

SECTION 12.  Right of First Refusal

     (a) The Company will notify the Agent of the terms of any further public equity financing that it requires or proposes to obtain during the 12 months following the Closing Date and the Agent will have the right of first refusal to provide any such financing.

     (b) The right of first refusal must be exercised by the Agent within 15 days following the receipt of the notice by notifying the Issuer that it will provide such financing on the terms set out in the notice.

     (c) If the Agent fails to give notice within the 15 days that they will provide such financing upon the terms set out in the notice, the Issuer will then be free to make other arrangements to obtain financing from another source on the same terms or on terms no less favorable to the Company.

     (d) The right of first refusal will not terminate if, on receipt of any notice from the Company under this Section, the Agent fails to exercise the right.

     (e) The right of first refusal granted under this Section will terminate if the Offering is not made by the Agent within the period provided in this Agreement.

SECTION 13. Termination.

     (a) Upon the occurrence of any of the following events, Agent, at its election, may terminate this Agreement and neither party to this Agreement shall thereafter have any obligation to the, other hereunder, except for obligations of the Company to the Agent as set forth in Sections 1,7, 8, and 9 hereof, if:
(i) at any time prior to the Closing Date, Agent in its sole discretion determines that a material adverse change has occurred in the financial condition or operations of the Company; (ii) prior to the commencement of the Offering, Agent, in its sole discretion, determines that the Prospectus and/or related disclosure documents do not accurately and satisfactorily disclose all relevant information of and concerning the Company and that the sale of the Shares based on such information is not advisable; (iii) Agent, in its sole discretion, determines that due to the market conditions prevailing at the time the Offering is to be commenced it is inadvisable to proceed with the Offering, (iv) any order to cease or suspend trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Company, or an order to cease or suspend trading by a director, office or promoter of the Company, or any one of them, is issued by any competent regulatory authority; (v) the Company is in breach of any term of this Agreement; (vi) the Agent determines that any of the representations or warranties made by the Company in this Agreement are false or have become false; (vii) an inquiry or investigation (whether formal or informal) in relation to the Company, or the Company's directors, officers or promoters, is commenced or threatened by an officer or official of any competent authority, (viii) there should develop, occur, or come into effect any catastrophe of national or international consequence or event, accident, governmental law, or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets or the business of the Company or any subsidiary of the Company or the ability of the Agent to perform its obligations under this Agreement, or an investor's decision to purchase Shares, even if the investor has already executed a subscription agreement; or (ix) following a consideration of the history, business, products, property or affairs of the Company or its principals, or of the state of the financial markets in general, or the state of the market for the Company's securities in particular, the Agent determines, in its sole discretion, acting reasonably, that it is not in the interest of the investors to complete the purchase and sale of the Shares or that the Shares cannot be profitably marketed.

     (b) In the event the  Company  fails to meet the  conditions  specified  in
Section 10 hereof within the period specified in, and in accordance with the Prospectus, at the election of either party hereto this Agreement shall terminate and neither party to this Agreement shall thereafter have any obligation to the other hereunder, except for obligations of the Company to the Agent as set forth in Sections 1, 7, 8, and 9 hereof.

     (c) This Agreement may only be terminated by Agent, with respect to Agent's obligations hereunder and the obligations of any subscribers to the offering, by notifying the Company in writing of the same, and neither party to this Agreement shall thereafter have any obligation to the other, except for obligations of the Company to the Agent as set forth in Sections 1, 7, 8, and 9 hereof.

SECTION 14. Survival.

     The respective indemnities, agreements, representations, warranties and other statements of or respecting the Company and you, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors or any person controlling you, or the Company, and shall survive delivery of and payment for the Shares.

SECTION 15. Counterparts.

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

SECTION 16. Miscellaneous.

     (a) Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (i) to the Agent at (Attention Paul Weibe), with a copy to: Catalyst Corporate Finance Lawyers 1100-1055 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2E9, (Attention:
Charlotte Bell) and (ii) to the Company at the Company's principal office (Attention: Russell French).

     (b) This Agreement in made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser, as such, of any of the Shares.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

     If the foregoing correctly sets forth the arrangement between the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.



         Very truly yours,

         iQ Power Technology Inc.

         By: ------------------------------------



         Accepted as of the date first above written IPO Capital Corp.

         By: ------------------------------------